UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   April 13, 2004

WTC INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19622	38-2308668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Apollo Road Eagan, Minnesota	55121-2240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(651) 554-3140

Items 1-6 and 8-11 are not applicable and therefore omitted.

ITEM 7.

FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following is furnished as an Exhibit to this Report:

Exhibit No.	Description of Exhibit
99.1	Press release issued April 13, 2004.

ITEM 12.

DISCLOSURE OF RESULTS OF OPERATIONS

AND FINANCIAL CONDITION.

Pursuant to Item 12 of Form 8-K, WTC Industries, Inc. hereby furnishes a press release, issued on April 13, 2004, disclosing material non-public information regarding its results of operations for the quarter ended April 2, 2004.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WTC INDUSTRIES, INC.

By

/s/  Greg P. Jensen

Greg P. Jensen

Chief Financial Officer

Dated:  April 13, 2004

WTC INDUSTRIES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended
	April 2, 2004	March 31, 2003

NET SALES	$10,919,206	$5,414,234
COST OF GOODS SOLD	7,452,413	3,616,311

GROSS PROFIT	3,466,793	1,797,923
EXPENSES
Selling, general and administrative	1,147,517	671,506
Research and development	529,905	387,294

	1,677,422	1,058,800

INCOME FROM OPERATIONS	1,789,371	739,123
OTHER EXPENSE
Interest expense	65,540	73,501

	65,540	73,501

INCOME BEFORE INCOME TAXES	1,723,831	665,622
INCOME TAX EXPENSE	655,055	253,000

NET INCOME	$1,068,776	$412,622

PER COMMON SHARE DATA - BASIC & DILUTED
EARNINGS PER SHARE - BASIC	$0.57	$0.25

EARNINGS PER SHARE - DILUTED	$0.43	$0.19

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC	1,866,000	1,641,000

DILUTED	2,476,000	2,216,000

ASSETS	April 2, 2004	December 31, 2003

CURRENT ASSETS	$12,333,910	$10,191,681
PROPERTY & EQUIPMENT, NET	7,018,772	5,619,670
OTHER ASSETS	2,553,902	2,594,845

	$21,906,584	$18,406,196

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES	$9,166,915	$6,953,449
LONG TERM OBLIGATIONS	4,860,596	5,214,889
STOCKHOLDERS' EQUITY	7,879,073	6,237,858

	$21,906,584	$18,406,196